UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 29, 2016

DECKERS OUTDOOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
000-22446	95-3015862
(Commission File Number)	(IRS Employer Identification No.)
250 Coromar Drive, Goleta, California	93117
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code (805) 967-7611

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2017 Management Incentive Plan

On June 29, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Deckers Outdoor Corporation (the “Company”) , adopted a management incentive plan (the “2017 Management Incentive Plan”) pursuant to the Company’s 2015 Stock Incentive Plan (the “2015 Plan”) that will be utilized to calculate the cash incentive compensation that may become payable to certain members of the Company’s senior management team, including the Company’s named executive officers, with respect to the fiscal year ending March 31, 2017 (the “Performance Period”). The 2017 Management Incentive Plan is designed to align the payment of cash incentive compensation with the Company’s achievement of business and financial objectives that the Compensation Committee believes will assist the Company in achieving its business and strategic objectives. In establishing the 2017 Management Incentive Plan, the Compensation Committee worked closely with its independent compensation consultant, and the Compensation Committee believes the plan supports the Company’s compensation philosophy and objectives, as well as the interests of the Company’s stockholders.

Cash incentive compensation may be earned by participants in the 2017 Management Incentive Plan, including the named executive officers, based on the achievement by the Company of a consolidated operating income target, a consolidated revenue target, certain business unit operating income targets, and certain business unit revenue targets that have been established by the Compensation Committee (collectively, the “Performance Measures”). The specific Performance Measures applicable to each named executive officer are determined by the Compensation Committee by reference to their respective titles and responsibilities, as well as their ability to impact the Company’s achievement of the specified Performance Measures. The following table illustrates the relative weightings of the Performance Measures for each of the named executive officers:

Named Executive Officer	Consolidated Operating Income	Consolidated Revenue	Business Unit Operating Income	Business Unit Revenue
Dave Powers	50%	50%	0%	0%
Tom George	50%	50%	0%	0%
David Lafitte	50%	50%	0%	0%
Stefano Caroti	25%	0%	40%	35%

The Compensation Committee has established “threshold”, “target” and “maximum” amounts for each of the Performance Measures. If the “threshold” level of a Performance Measure is achieved, participants will earn 50% of the target cash incentive payment that relates to that Performance Measure; if the “target” level of a Performance Measure is achieved, participants will earn 100% of the target cash incentive payment that relates to that Performance Measure; and if the “maximum” level of a Performance Measure is achieved, participants will earn 200% of the target cash incentive payment that relates to that Performance Measure. To the extent the Company’s achievement with respect to a Performance Measure is between the “threshold” amount and the “target” amount, or between the “target” amount and the “maximum” amount, the amount of the cash incentive compensation payable as a result of such performance will be calculated based on a sliding payout scale (which is different for Operating Income and Revenue) that has been established by the Compensation Committee. No cash incentive compensation will be payable under the 2017 Management Incentive Plan with respect to a particular Performance Measure to the extent the Company fails to achieve the “threshold” level of performance for such Performance Measure. In addition, regardless of the level of performance with respect to other Performance Measures, no cash incentive compensation will be payable to any participant if the "threshold" level of performance for Consolidated Operating Income and Consolidated Revenue are not achieved.

The determination of the level of the Company’s achievement with respect to the Performance Measures will be made by the Compensation Committee based on the audited financial statements of the Company relating to the Performance Period.

The target cash incentive payment amount for the named executive officers is set as a percentage of the participant’s base salary as determined by the Compensation Committee. The current base salary (which will be effective as of July 11, 2016), target cash incentive percentage and resulting “target” cash incentive compensation amount for each of the named executive officers is set forth in the table below:

Named Executive Officer	Position	2016 Base Salary	Target Percentage	“Target” Cash Incentive
David Powers	Chief Executive Officer	$950,000	100%	$950,000
Thomas George	Chief Financial Officer	$575,000	75%	$431,250
David Lafitte	Chief Operating Officer	$620,000	75%	$465,000
Stefano Caroti	President, Omni-Channel	$550,000	75%	$412,500

The foregoing summary of the terms of the 2017 Management Incentive Plan does not purport to be complete and is qualified in its entirety by the terms of the Management Incentive Plan, the form of which was filed as Exhibit 10.1 to the Company's Form 10-Q for the fiscal quarter ended June 30, 2015.

2017 Restricted Stock Unit Awards

On June 29, 2016, the Compensation Committee approved the issuance of performance-based vesting restricted stock unit awards (the “2017 Annual Performance-Based RSUs”) under the 2015 Plan, which shall vest (i) upon achieving an “earnings per share” target that has been established by the Compensation Committee for the fiscal year ending March 31, 2017 (the “EPS Measure”), and (ii) over three consecutive annual periods commencing August 15, 2017. The specific terms of the 2017 Annual Performance-Based RSUs granted to each recipient will be set forth in separate RSU Agreements the form of which has been approved by the Compensation Committee. To the extent financial performance is achieved above the "threshold" level for the EPS Measure, the number of restricted stock units that will vest will increase based on straight-line interpolation up to a maximum of 100% of the restricted stock units granted pursuant to a particular 2017 Annual Performance Based RSU Agreement. The determination of the Company's performance relative to the EPS measure will be made by the Compensation Committee based on the audited financial statements of the Company which relate to the Performance Period. No vesting of any 2017 Annual Performance-Based RSUs will occur if the threshold level for the EPS Measure is not achieved.

On the same date, the Compensation Committee approved the issuance of (i) time-based vesting restricted stock unit awards (the “2017 Annual Time-Based RSUs”) under the 2015 Plan, which shall vest over three consecutive annual periods commencing August 15, 2017, and (ii) discretionary restricted stock unit awards (the “2017 Discretionary RSUs” and together with the 2017 Annual Performance-Based RSUs and 2017 Annual Time-Based RSUs, the "2017 RSU Awards") under the 2015 Plan, which shall vest in three consecutive annual periods commencing August 15, 2017. The specific terms of the 2017 Annual Time-Based RSUs and 2017 Discretionary RSUs granted to each recipient will be set forth in separate RSU Agreements the form of which has been approved by the Compensation Committee.

Pursuant to each 2017 RSU Award, the recipient will receive a specified maximum number of restricted stock units, each of which will represent the right to receive one share of the Company’s common stock. The recipient of a 2017 RSU Award must provide “Continuous Service” (as defined in the applicable RSU Agreement) through the applicable vesting date, subject to certain exceptions.

The vesting of each 2017 RSU Award will be accelerated in full in the event of a “Corporate Transaction” (as defined in the 2015 Plan) and (i) within 12 months of such Corporate Transaction, the recipient is terminated by the acquiring company without “Cause” or pursuant to a “Constructive Termination” (as such terms are defined in the applicable RSU Agreements), or (ii) (x) the Corporate Transaction is not approved by a majority of the Continuing Directors (as defined in the applicable RSU Agreements) or (y) the acquiring or successor entity does not agree to provide for the continuance or assumption of the 2017 RSU Awards or the substitution of new awards of comparable value covering shares of a successor corporation.

Following its approval of the 2017 RSU Awards, the Compensation Committee, granted 2017 RSU Awards to each of the following named executive officers, in the amounts (dollar amounts calculated based upon the closing stock of the Company’s common stock on June 29, 2016) set forth in the table below.

Named Executive Officer	FY 2017 Performance Based RSUs	FY 2017 Time-Based RSUs	FY 2017 Discretionary RSUs
Dave Powers	$600,000 10,523 units	$600,000 10,523 units	-
Tom George	$170,000 2,981 units	$170,000 2,981 units	-
David Lafitte	$180,000 3,157 units	$180,000 3,157 units	-
Stefano Caroti	$165,000 2,894 units	$165,000 2,894 units	$400,000 7,015 units

The foregoing summary of the terms of the 2017 RSU Awards does not purport to be complete and is qualified in its entirety by the terms of the various RSU Agreements, which the Company will file as exhibits to its Form 10-Q for the fiscal quarter ended June 30, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2016

Deckers Outdoor Corporation
/s/ Thomas Garcia
Thomas Garcia, General Counsel